 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 8, 2021

Adial Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-38323	82-3074668
(Commission File Number)	(IRS Employer Identification No.)

1001 Research Park Blvd., Suite 100

Charlottesville, VA 22911

(Address of principal executive offices and zip code)

(434) 422-9800

(Registrant’s telephone number including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	ADIL	NASDAQ

Warrants	ADILW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2021, the Compensation Committee of the Board of Directors (the “Committee”) of Adial Pharmaceuticals, Inc. (the “Company”) granted the executive officers of the Company, William B. Stilley, Chief Executive Officer, and Joseph Truluck, Chief Financial Officer, an option to purchase 250,000 and 125,000 shares of the Company’s common stock, respectively. The shares of common stock underlying the option awards each vest pro rata on a monthly basis over a thirty-six month period. The options are exercisable for a period of ten years from the date of grant and have an exercise price of $3.11 per share.

In addition, on February 8, 2021, the Committee awarded to each of Messrs. Schuyler, Anderson, Newman, Goodman and Gilliland an option to purchase 40,000 shares of the Company’s common stock, respectively. The shares of common stock underlying the option awards each vest pro rata on a monthly basis over a thirty-six month period. The options are exercisable for a period of ten years from the date of grant and have an exercise price of $3.11 per share.

On February 12, 2021, the Committee awarded the executive officers of the Company, William B. Stilley, Chief Executive Officer, and Joseph Truluck, Chief Financial Officer, performance bonuses for 2020, of $150,000 and $50,000 in cash, respectively. In addition, on February 12, 2021, the Company (i) amended Mr. Stilley’s employment agreement to extend the term to March 31, 2026 and to increase the “target bonus” to 40%; and (ii) amended Mr. Truluck’s employment agreement to extend the term to March 31, 2026, to increase the “target bonus” to 25%, to increase to seventy percent (75%) the amount of his working time required to be devoted to Company matters, and to increase his annual salary to $260,000. The Company intends to file the amendments to the employment agreements as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2020.

On February 12, 2021, the Committee adjusted the annual fees payable to its directors as follows: (i) the annual Board fee for the Chairman of the Board (which position is presently vacant) was reduced to $30,000 from $49,000; (ii) the annual Board fee for all other directors was increased from $20,000 to $24,000; (iii) the annual Board Committee fees for Chairman of the Audit Committee, Compensation Committee and Nominating and Governance Committee were each increased $1,000 to $16,000, $11,000 and $8,000, respectively; and (iv) the annual Board Committee fees for other members of the Audit Committee, Compensation Committee and Nominating and Governance Committee were increased by $2,000 for members of the Audit Committee and by $1,000 for members of the Compensation Committee and Nominating and Governance Committee to $8,000, $6,000 and $4,000, respectively.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 12, 2021	ADIAL PHARMACEUTICALS, INC.

	By:	/s/ William B. Stilley, III
	Name:	William B. Stilley
	Title:	President and Chief Executive Officer